NON-NEGOTIABLE PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL
(i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

$1,400,000                                             Lancaster, Pennsylvania
  No. 1                                                November 14, 1995

         FOR VALUE RECEIVED, the undersigned, LEE N. BLATT, residing at 471 North Arrowhead Trail, Vero Beach, Florida 32903 (the "Maker"), promises to pay to HERLEY INDUSTRIES, INC., a Delaware corporation with its principal place of business at 10 Industry Drive, Lancaster, Pennsylvania 17603 ("Payee"), the principal amount of ONE MILLION FOUR HUNDRED THOUSAND ($1,400,000) DOLLARS, on or before 12:00 noon on November 14, 1996, unless renewed by the Company for up to four additional one-year periods at 75% of the average closing price of the Company's Common Stock for the ten trading days prior thereto, without set-off or counterclaim and without any deduction or withholding, plus interest thereon at a rate determined annually equal to the average rate of interest paid by the Company for borrowed monies computed on a Company fiscal year basis. Interest shall be payable at the maturity hereof. All payments shall be applied first to pay accrued but unpaid interest, and the remainder to reduce the outstanding principal amount hereof. In no event shall the rate of interest hereunder exceed that permitted by law and if fulfillment of the obligations hereunder would violate the usury limit of applicable law, the obligations hereunder shall be automatically reduced to the limit of validity.

         This Note may be prepaid in whole or in part, without premium or penalty at any time.

         The occurrence of any one of the following events shall constitute an event of default hereunder:

         (a) The Maker shall fail to pay within 10 days after written notice of any failure to pay any amount due hereunder.

         (b) The Maker shall commence a voluntary case under the federal bankruptcy laws, shall seek to take advantage of any insolvency laws, shall make an assignment for the benefit of creditors, shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee,


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receiver,  custodian or similar  official or agent for itself or any substantial part of its property, or shall take any action authorizing or seeking to effect any of the foregoing.

         (c) A trustee, receiver, custodian or similar official or agent shall be appointed for the Maker or any substantial part of its property, or all or any substantial part of the property of the Maker is condemned, seized or otherwise appropriated by any governmental authority.

         (d) The Maker shall have an order or decree for relief in any voluntary or involuntary case under the federal bankruptcy laws entered against it, or any involuntary petition seeking reorganization, liquidation, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws, or any similar law for the relief of debtors, shall be brought and shall be consented to or shall remain undismissed.

         In the event that an event of default described in paragraph (c) or (d) above is cured by the Maker, such event shall no longer constitute an event of default.

         Not in limitation of any other right under any other agreement or at law or in equity, if any event of default hereunder shall have occurred the holder hereof may, upon notice to the Maker, declare all obligations under this Note to be, and thereupon the same shall become, immediately due and payable by the Maker without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker.

         The Maker and all endorsers hereof hereby waive presentment, demand, protest, notice of protest, notice of dishonor and all other forms of demand and notice concerning this Note and consent to each and every extension or postponement of the time of payment or other indulgence with respect to this Note, and to each and every substitution, addition, exchange or release of collateral and to the addition, substitution or release of any person primarily or secondarily liable hereunder. No delay or omission by the Payee or other holder hereof in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of any right on any other occasion. Any provision in this Note which is prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other provision hereof.

         The rights and remedies of the holder of this Note as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Payee for the payment hereof or otherwise at the sole discretion of the Payee. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any time later.

         This Note may not be changed or terminated orally, but only by a writing signed by the Maker and the Payee. This Note may not be endorsed, assigned or transferred by the Payee without the consent of Maker.

         The Note shall be governed and construed under the substantive laws of the State of Pennsylvania, without regard to its conflicts of laws principles. This Note and the attached Pledge


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and  Security  Agreement  constitute  the entire  agreement of the Maker and the
Payee with respect to the indebtedness evidenced hereby. Pursuant to the terms of the Pledge and Security Agreement, Maker has collateralized this Note with 315,774 shares of the Maker's Common Stock.

         The Maker agrees to pay all costs, charges and expenses incurred by the Payee and its assigns (including, without limitation, costs of collection, court costs and reasonable attorneys' fees and disbursements) in connection with the enforcement of the Payee's rights under this Note.

         Executed as a sealed instrument as of the date set forth above.



                                                      /s/ Lee N. Blatt
                                                       ------------------
                                                        Lee N. Blatt

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